File Number:	56807-28

Web site: www.langmichener.com

Direct Line: (604) 691-7410

Direct Fax Line: (604) 893-2669

E-Mail: mtaylor@lmls.com

May 23, 2008

URANERZ ENERGY CORPORATION

Suite 1410 – 800 West Pender Street

Vancouver, B.C. V6C 2V6

Attention:	Mr. Glenn Catchpole, President and CEO

Dear Sirs:

URANERZ ENERGY CORPORATION

We have been requested by Uranerz Energy Corporation, a Nevada corporation (the “Company”), to render our legal opinion in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) dated May 23, 2008 to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Act of 1933, as amended, relating to the registration of the sale of 15,940,898 shares of the Company’s common stock (the “Shares”) by the selling shareholders named in the Registration Statement (the "Selling Shareholders”).

The Shares

The Shares are comprised of the following:

•

9,865,000 shares of common stock (the “April 2008 Shares”) issued upon completion of the Company’s private placement of units (the “April 2008 Units”) at a price of $2.40 per unit on April 15, 2008 (the “April 2008 Private Placement”), with each April 2008 Unit being comprised of one April 2008 Share and one-half of one share purchase warrant (each an “April 2008 Warrant”). Each April 2008 Warrant entitles the holder to purchase one additional share of common stock of the Company at an exercise price of $3.50 per share, expiring April 2010, provided that in the event that the trading price of the Company’s shares of common stock on AMEX closes above $4.50 per share for a period of 20 consecutive trading days at any time after August 16, 2008, the Company may accelerate the expiry time to the 30th day after the date on which an acceleration notice is given by the Company via press release. The April 2008 Shares and the April 2008 Warrants issued

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upon completion of the April 2008 Private Placement were issued to the investors set forth on Schedule A hereto;

•	4,932,498 shares of common stock (the “April 2008 Warrant Shares”) issuable upon exercise of the April 2008 Warrants;
•

120,000 shares of common stock (the “Agents’ Warrant Shares”) issuable upon exercise of share purchase warrants (the “Agents’ Warrants”) issued pursuant to an agency agreement among the Company, Haywood Securities Inc. and Cormark Securities Inc. in connection with the April 2008 Private placement, which Agents’ Warrants are exercisable at an exercise price of $2.60 per share for a period ending April 15, 2009 and have been issued as set forth on Schedule B hereto;

•	160,900 shares of common stock (the “Hartman Shares”) issued to George Hartman on March 19, 2008 pursuant to an agreement between the Company and Mr. Hartman dated October 30, 2006; and
•

862,500 shares of common stock (the “NAMMCO Shares”) issued to Stephen L. Payne on January 15, 2008 pursuant to a purchase and sale agreement between the Company, NAMMCO, Steven C. Kirkwood, Robert W. Kirkwood and Mr. Payne.

The April 2008 Shares, the Hartman Shares and the NAMMCO Shares are referred to herein as the “Outstanding Shares”.

The April 2008 Warrants and the Agents’ Warrants are referred to herein as the “Outstanding Warrants”.

The April 2008 Warrant Shares and the Agents’ Warrant Shares are referred to as the “Warrant Shares”.

Documents Reviewed

In rendering the opinion set forth below, we have reviewed:

•	the Registration Statement dated May 23, 2008 and the exhibits attached thereto;
•	the Company’s Articles of Incorporation and Certificate of Amendment to Articles of Incorporation;
•	the Company’s Amended and Restated Bylaws;
•

certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the directors approving the issuance of the Outstanding Shares and the Outstanding Warrants and the issuance of the Warrant Shares upon exercise of the Outstanding Warrants;

•	agreements entered into with the Company providing for the issuance of the Shares;

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•	the certificates representing the Outstanding Warrants;
•	an Officer’s Certificate signed by Sonya Reiss, Vice President, Corporate Affairs and Corporate Secretary, dated May 23, 2008; and
•	other documents as we have deemed relevant.

For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

Assumptions, Limitations and Qualifications

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

•

The foregoing opinion is limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company.

•	The minute books of the Company reflect all corporate proceedings of the Company, are accurate and up-to-date, and correctly reflect the directors and officers of the Company.
•	We have assumed:
o	the genuineness of all signatures on documents examined by us,
o	the authenticity of all documents submitted to us as originals,
o	the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and
o	that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.
•

We have assumed that each of the statements made and certified in the Officer’s Certificate were true and correct when made, have at no time since being made and certified become untrue or incorrect, and remain true and correct on the date hereof.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

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Opinion

Based upon and subject to the foregoing, we are of the opinion that:

•	the Outstanding Shares to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable shares of the Company’s common stock;
•

upon exercise of the April 2008 Warrants in accordance with their terms, including payment of the exercise price of the April 2008 Warrants to the Company in full, the April 2008 Warrant Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock; and

•

upon exercise of the Agents’ Warrants in accordance with their terms, including payment of the exercise price of the Agents’ Warrants to the Company in full, the Agents’ Warrant Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock.

Consent

We consent to the use of this opinion as an exhibit to the Registration Statement.

Yours truly,

LANG MICHENER LLP

/s/ Lang Michener LLP

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SCHEDULE A

BROKERED AND NON-BROKERED PRIVATE PLACEMENT

UNITS ISSUED PURSUANT TO BOARD RESOLUTION

DATED APRIL 8, 2008 AT US$2.40 PER UNIT

#	Name	Total Units/Shares Issued	Total Warrant Shares to be issued upon exercise of Warrants	Total Shares and Warrant Shares registered under the Form S-3 Registration Statement
•	Thomas Downie Holdings Ltd.	25,000	12,500	37,500
•	Marilyn Corbett	20,000	10,000	30,000
•	Corbett Realty Ltd.	20,000	10,000	30,000
•	Fei-Brent Investment Inc.	25,000	12,500	37,500
•	Banque Privee Edmond De Rothschild Europe	25,000	12,500	37,500
•	Banque Privee Edmond De Rothschild Europe (BP#6)	25,000	12,500	37,500
•	Banque Privee Edmond De Rothschild Europe	50,000	25,000	75,000
•	Marna Disbrow	60,000	30,000	90,000
•	David A. Wallace	25,000	12,500	37,500
•	Julie Turcotte	25,000	12,500	37,500
•	Colin &/or Theresa Jensen	25,000	12,500	37,500
•	Roger L. Miller	50,000	25,000	75,000
•	Embark Investments Trust	25,000	12,500	37,500
•	John Niemeyer	25,000	12,500	37,500
•	John Hasse	25,000	12,500	37,500
•	Alpine Capital Corp.	25,000	12,500	37,500
•	Kai Commercial Trust	25,000	12,500	37,500

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•	Avila Investments Ltd.	25,000	12,500	37,500
•	Ken Downie	25,000	12,500	37,500
•	Richard &/or Valerie Bradshaw	25,000	12,500	37,500
•	Paul Meidal	10,000	5,000	15,000
•	Paul &/or Kari Meidal	10,000	5,000	15,000
•	Bill Disbrow	25,000	12,500	37,500
•	Dr. David Harris	25,000	12,500	37,500
•	James William Bishop	25,000	12,500	37,500
•	Norma Harris	25,000	12,500	37,500
•	Bernice Willoughby	20,000	10,000	30,000
•	Don Willoughby	20,000	10,000	30,000
•	Ron &/or Judy Hughes	20,000	10,000	30,000
•	National Cross Country Ski Development Association	25,000	12,500	37,500
•	Darilyn Platt	20,000	10,000	30,000
•	John G. Platt	20,000	10,000	30,000
•	Stephen Kerr	10,000	5,000	15,000
•	Judith McGladdery	10,000	5,000	15,000
•	Brigitte Relling	20,000	10,000	30,000
•	Malcolm Alford	30,000	15,000	45,000
•	Alan Fisher	20,000	10,000	30,000
•	Kaimar Investments Corp.	30,000	15,000	45,000

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•	Robert J. Travers	10,000	5,000	15,000
•	Paul Sharpe &/or Jacqueline Cristianini	10,000	5,000	15,000
•	Sharpe Sound Studios Inc.	10,000	5,000	15,000
•	Arthur Haladner	10,000	5,000	15,000
•	Wendy Hardy	10,000	5,000	15,000
•	Robert Hazeldine	10,000	5,000	15,000
•	Anne Marie Kains	10,000	5,000	15,000
•	Kevin McGladdery	10,000	5,000	15,000
•	Murray Baron	20,000	10,000	30,000
•	Marna Disbrow	10,000	5,000	15,000
•	Anar Shariff	20,000	10,000	30,000
•	Vista Del Mar	35,000	17,500	52,500
•	Bruno Richter	10,000	5,000	15,000
•	Dan Shepansky Holdings Ltd.	20,000	10,000	30,000
•	Fanning Properties Inc.	6,250	3,125	9,375
•	Arnold Armstrong	9,500	4,750	14,250
•	Blake Pottinger	6,250	3,125	9,375
•	Robert Duncan Productions Inc.	10,000	5,000	15,000
•	James Kelsey	8,000	4,000	12,000
•	Paul Sabiston	15,000	7,500	22,500
•	Steve Fitzmaurice	15,000	7,500	22,500
•	Douglas Birnie	10,000	5,000	15,000

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•	Salim Shariff	20,000	10,000	30,000
•	Michael Fitzmaurice	15,000	7,500	22,500
•	Charles Lyall	35,000	17,500	52,500
•	Susan Gallagher	10,000	5,000	15,000
•	Embark Investment Trust	35,000	17,500	52,500
•	G. Scott Paterson	20,000	10,000	30,000
•	Robert A. Montgomery	97,000	48,500	145,500
•	R. Craig Barton	25,000	12,500	37,500
•	Arthur Brown	10,000	5,000	15,000
•	Gerald Mitton	25,000	12,500	37,500
•	Craig Graupe	10,000	5,000	15,000
•	Eric Fergie	20,000	10,000	30,000
•	Heiko Bauer	10,000	5,000	15,000
•	Guillermo Lozano-Chavez	30,000	15,000	45,000
•	Douglas Verne Higgs	15,000	7,500	22,500
•	Jason Anderson	20,000	10,000	30,000
•	Arlana Anderson	6,500	3,250	9,750
•	Aileen Lloyd	50,000	25,000	75,000
•	Bjorn Kirchner	40,000	20,000	60,000
•	John Ross	6,500	3,250	9,750
•	Millerd Holdings Ltd.	100,000	50,000	150,000

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•	Laurence Guichon	25,000	12,500	37,500
•	Terry Evancio	25,000	12,500	37,500
•	John Day	10,000	5,000	15,000
•	Timothy Turyk	10,000	5,000	15,000
•	Trafalgar 1805 Ltd.	10,000	5,000	15,000
•	Ken Bates	10,000	5,000	15,000
•	Remap Management Ltd.	10,000	5,000	15,000
•	Gladys Tough	10,000	5,000	15,000
•	Andron Capital Mgmt.	40,000	20,000	60,000
•	2035718 Ontario Inc.	60,000	30,000	90,000
•	Corsair Capital Partners, L.P.	96,387	48,193	144,580
•	Corsair Capital Partners 100, L.P.	6,107	3,053	9,160
•	Corsair Capital Investors, Ltd.	12,506	6,253	18,759
•	EDJ Limited	15,000	7,500	22,500
•	Porter Partners, L.P.	60,000	30,000	90,000
•	Uranium Focused Energy Fund	425,000	212,500	637,500
•	Kingsford Capital Partners, LP	11,790	5,895	17,685
•	Y2K Partners, LP	9,500	4,750	14,250
•	Kingsford International, Ltd.	53,710	26,855	80,565
•	Front Street Investment Management Inc.	1,285,000	642,499	1,927,499
•	Denison Mines Corp.	5,465,000	2,732,500	8,197,500
•	2029, LLC	160,000	80,000	240,000
•	Glenn J. Catchpole	5,000	2,500	7,500
•	Steven C. Kirkwood	83,000	41,500	124,500
•	Joachim Brunner	30,000	15,000	45,000
•	Sascha Opel	40,000	20,000	60,000
•	Dennis Higgs	82,000	41,000	123,000
	Total	9,865,000	4,932,498	14,797,498

SCHEDULE B

AGENTS’ WARRANTS

WARRANTS ISSUED PURSUANT TO BOARD RESOLUTION

DATED APRIL 8, 2008, EXERCISABLE AT US$2.60 PER WARRANT SHARE

#	Name	Total Warrants Issued	Total Warrant Shares to be Issued upon Exercise of Warrants	Total Warrant Shares registered under the Form S-3 Registration Statement
•	Haywood Securities Inc.	60,000	60,000	60,000
•	Cormark Securities Inc.	60,000	60,000	60,000
	Total	120,000	120,000	120,000

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